AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 24th day of February, 2009, to the Custody Agreement, dated as of June 22, 2006, as amended, (the "Agreement") is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Congress Large Cap Growth Fund, and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit U to the Agreement is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK N.A.

By: /s/Robert M. Slotky	By: /s/Michael R. McVoy

Name: Robert M. Slotky	Name: Michael R. McVoy

Title: President	Title: Vice President

Exhibit U
to the
Professionally Managed Portfolios Custody Agreement

Name of Series	Date Added
Congress Large Cap Growth Fund	on or after February 24, 2009

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at February, 2009

Annual Fee Based Upon Market Value Per Fund*
1.00 basis point on average daily market value
Minimum annual fee per fund - $____
Plus portfolio transaction fees

Portfolio Transaction Fees
$  ____ per book entry DTC transaction
$  ____ per principal paydown
$  ____ per short sale
$  ____ per US Bank repurchase agreement transaction
$  ____ per option/future contract written, exercised or expired
$  ____ per book entry Federal Reserve transaction
$  ____ per mutual fund trade
$  ____ per physical transaction
$  ____ per disbursement (waived if U.S. Bancorp is Administrator)
$  ____ per Fed Wire
$  ____ per margin variation Fed wire
$  ____ per segregated account per year

•  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•  No charge for the initial conversion free receipt.
•  Overdrafts – charged to the account at prime interest rate plus 2.

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the domestic custody fee schedule on this Exhibit U.
Congress Asset Management Company LLP

By: /s/Brian J. Durkin

Name: Brian J. Durkin

Title: Director of Operations

Date: 3/9/2009

Exhibit U (continued) to the Professionally Managed Portfolios Custody Agreement
GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at February, 2009
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$__	Lithuania	All	____	$__
Australia	All	____	$__	Luxembourg	All	____	$__
Austria	All	____	$__	Malaysia	All	____	$__
Bahrain	All	____	$___	Mali	All	____	$___
Bangladesh	All	____	$___	Malta	All	____	$___
Belgium	All	____	$__	Mauritius	All	____	$___
Benin	All	____	$___	Mexico	All	____	$___
Bermuda	All	____	$__	Morocco	All	____	$__
Botswana	All	____	$__	Namibia	All	____	$___
Brazil	All	____	$__	Netherlands	All	____	$___
Bulgaria	All	____	$__	New Zealand	All	____	$__
Burkina Faso	All	____	$___	Niger	All	____	$___
Canada	All	____	$__	Nigeria	All	____	$___
Cayman Islands	All	____	$__	Norway	All	____	$__
Channel Islands	All	____	$__	Oman	All	____	$___
Chile	All	____	$__	Pakistan	All	____	$___
China“A” Shares	All	____	$__	Palestinian	All	____	$___
China“B” Shares	All	____	$__	Peru	All	____	$___
Columbia	All	____	$___	Philippines	All	____	$__
Costa Rica	All	____	$__	Poland	All	____	$__
Croatia	All	____	$__	Portugal	All	____	$__
Cyprus	All	____	$__	Qatar	All	____	$___
Czech Republic	All	____	$__	Romania	All	____	$___
Denmark	All	____	$__	Russia	Equities/Bonds	____	$___
Ecuador	All	____	$__	Russia	MINFIN	____	$__
Egypt	All	____	$___	Senegal	All	____	$___
Estonia	All	____	$__	Serbia	All	____	$___
Euromarkets(3)	All	____	$__	Singapore	All	____	$__
Finland	All	____	$__	Slovak Republic	All	____	$___
France	All	____	$__	Slovenia	All	____	$___
Germany	All	____	$__	South Africa	All	____	$__
Ghana	All	____	$__	South Korea	All	____	$__
Greece	All	____	$___	Spain	All	____	$__
Guinea Bissau	All	____	$___	Sri Lanka	All	____	$__
Hong Kong	All	____	$__	Swaziland	All	____	$__
Hungary	All	____	$___	Sweden	All	____	$__
Iceland	All	____	$__	Switzerland	All	____	$__
India	All	____	$___	Taiwan	All	____	$___
Indonesia	All	____	$___	Thailand	All	____	$__
Ireland	Equities	____	$__	Togo	All	____	$___
Ireland	Gov’t Bonds	____	$__	Trinidad & Tobago	All	____	$__
Israel	All	____	$__	Tunisia	All	____	$__
Italy	All	____	$__	Turkey	All	____	$__
Ivory Coast	All	____	$___	UAE	All	____	$___
Jamaica	All	____	$__	United Kingdom	All	____	$__
Japan	All	____	$__	Ukraine	All	____	$__
Jordan	All	____	$___	Uruguay	All	____	$__
Kazakhstan	All	____	$___	Venezuela	All	____	$___
Kenya	All	____	$__	Vietnam	All	____	$___
Latvia	Equities	____	$__	Zambia	All	____	$__
Latvia	Bonds	____	$__	Zimbabwe	All	____	$__
Lebanon	All	____	$__

Base Fee - A monthly base charge of $______ per account (fund) will apply.

Notes:
(1)	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.01%) and is calculated based upon month-end market value, unless stated otherwise.
(2)	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.
(3)
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request)

▪	Note, for all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived

For non-US resident clients investing in the U.S. market:
Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes.  Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client.  Please refer to the separate Non-Resident Alien (NRA) fee schedule.

Note: for the clients who are the sole beneficial owner of the assets held in their account with The Bank of New York and the client has provided a “W8Ben” form per account stating their ownership of the assets, the above will not apply.

Cash Transactions
▪ Currency Trade - $____ per transaction
▪ 3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a third party will be charged $__.

Standard Non-U.S. Proxy Services Fees
▪ Notification	$_
▪ Vote	$__
▪ Relationship Set Up Fee	$___

Tax Reclamation Services – may be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Communication Fees
▪  INFORM – Access to The Bank of New York proprietary application, INFORM, for standard custody instructions and reporting will be provided at a cost of
         USD ___ per month including installation and training.

▪ SWIFT Reporting and Message Fees – the following fees will apply in respect of client requested SWIFT reports and messages

▪ Cash Reporting –
• MT900 – Cash Debit Advice	$___ each
• MT910 – Cash Credit Advice	$___ each
• MT940 – Detail Cash Statement	$___ per message
• MT950 – Cash Statement	$___ per message
▪ Securities Position Reporting
• MT535 – Statement of Holdings	$___ per message
One MT535 will be issued per account per month free of charge.
• MT536 – Statement of Transactions	$___ per message
• MT537 – Statement of Pendings	$___ per message
▪ Confirmations
• MT544 – Receive Free Confirm	$___ per message
• MT545 – Receive Against Payment Confirm	$___ per message
• MT546 – Deliver Free Confirm	$___ per message
• MT547 – Deliver Against Payment Confirm	$___ per message
▪ Facsimile Reporting Fees
• Corporate Actions Notifications	$___ per notification
• Cash and Securities Reports	$___ per page

Out of Pocket Expenses
▪  Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪  A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

Advisor’s Signature below acknowledges approval of the global sub-custodial fee schedule on this Exhibit U.
Congress Asset Management Company LLP

By: /s/Brian J. Durkin

Name: Brian J. Durkin

Title: Director of Operations	Date: 3/9/2009